Exhibit 99.2

          Attachment to Form 3 in accordance with instruction 5(b)(v).
                         FORM 3 JOINT FILER INFORMATION


Name and Address:                         Third Point Offshore Fund, Ltd.
                                          c/o Walkers SPV Limited
                                          Walker House
                                          Mary Street
                                          P.O. Box 908GT
                                          George Town, Grand Cayman
                                          Cayman Islands, British West Indies


Date of Event Requiring Statement:        08/16/05
Issuer and Ticker Symbol:                 OneTravel Holdings, Inc. (OTV)
Relationship to Issuer:                   10% Owner
Designated Filer:                         Third Point LLC


TABLE I INFORMATION
Title of Security:                        Common Stock
Amount of Securities Beneficially Owned:  1,187,350 (1)
Ownership Form:                           D
Nature of Indirect Beneficial Ownership:  N/A



Signature:                                THIRD POINT OFFSHORE FUND, LTD.

                                          By: /s/ Daniel S. Loeb
                                              --------------------------------
                                              Name:  Daniel S. Loeb
                                              Title: Director